SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12
DELTA PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DELTA PETROLEUM CORPORATION
370 SEVENTEENTH STREET, SUITE 4300
DENVER, COLORADO 80202
(303) 293-9133

December 29, 2006

Dear Delta Stockholders:

You are cordially invited to attend a Special Meeting of stockholders of Delta Petroleum Corporation to be held at 10 a.m. on Monday, January 29, 2007, in Denver, Colorado at our principal executive offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202.

At the Special Meeting, you will be asked to approve our 2007 Performance and Equity Incentive Plan.

We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

Thank you for your continued support.

Sincerely,

Roger A. Parker, Chairman of the Board
and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT OF DELTA PETROLEUM CORPORATION SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 29, 2007
PROPOSAL: APPROVAL OF THE 2007 PERFORMANCE AND EQUITY INCENTIVE PLAN
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JUNE 30, 2005 AND FY END OPTION VALUES
AGGREGATED OPTION EXERCISES IN SIX MONTHS ENDED DECEMBER 31, 2005 AND PERIOD END OPTION VALUES
NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2005(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCKHOLDER PROPOSALS
GENERAL AND OTHER MATTERS
AVAILABLE INFORMATION
APPENDIX A
PROXY

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
January 29, 2007

TO THE STOCKHOLDERS OF DELTA PETROLEUM CORPORATION:

As a stockholder of Delta Petroleum Corporation, a Delaware corporation (“Delta” or the “Company”), you are invited to be present in person or to be represented by proxy at a Special Meeting of Stockholders, to be held at our principal executive offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202 on Monday, January 29, 2007 at 10 a.m. (MST) for the following purposes:

1) To consider and vote upon a proposal to adopt the 2007 Performance and Equity Incentive Plan, pursuant to which certain incentive awards, including Performance Share Awards described in the Proxy Statement, would be issued; and

2) To transact such other business as may be properly brought before the meeting and any adjournments thereof.

Stockholders of Delta of record at the close of business on December 22, 2006 are entitled to vote at the meeting and all adjournments thereof.

One-third of the outstanding shares of common stock of Delta must be represented at the meeting to constitute a quorum. Therefore, all stockholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is Delta’s intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

By Order of the Board of Directors

Roger A. Parker, Chairman of the Board
and Chief Executive Officer

December 29, 2006

PROXY STATEMENT
OF
DELTA PETROLEUM CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 29, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board” or our “Board of Directors”) of Delta Petroleum Corporation (“us,” “our,” “we,” the “Company” or “Delta”) of proxies to be voted at the Special Meeting of Stockholders (the “Special Meeting” or the “Meeting”) to be held on January 29, 2007, at our principal executive offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202, at 10 a.m., and at any adjournment thereof. Each stockholder of record at the close of business on December 22, 2006, owning shares of our common stock, par value $0.01 per share (the “Common Stock”), will be entitled to one vote for each share so held. As of December 15, 2006, there were 53,435,369 shares of Common Stock issued and outstanding.

Shares represented by properly executed proxy cards received by us at or prior to the Special Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for the approval of the Company’s 2007 Performance and Equity Incentive Plan.

As to any other business which may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Meeting by written notice to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Special Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our stockholders on or about December 29, 2006.

Votes cast in favor of and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. Proxies that include abstentions and broker non-votes will be counted as being present for the purpose of determining whether or not a quorum is present, but will not be counted as votes for or against particular agenda items.

If a quorum is not present at the Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

PROPOSAL: APPROVAL OF THE 2007 PERFORMANCE AND EQUITY INCENTIVE PLAN

The Board of Directors adopted the 2007 Performance and Equity Incentive Plan (the “2007 Plan”) on December 4, 2006, subject to approval by the stockholders of Delta at the Special Meeting.

Purpose of the 2007 Plan

The purpose of the 2007 Plan is to provide incentives to selected employees and directors of the Company and its subsidiaries, and selected non-employee consultants and advisors to the Company and its subsidiaries, who contribute, and are expected to contribute to the Company’s success and to create stockholder value. The 2007 Plan is designed to be an omnibus plan allowing Delta to grant a wide range of compensatory awards including stock options, stock appreciation rights, phantom stock, restricted stock, stock bonuses and cash bonuses.

Description of the 2007 Plan

General.  The following general description of certain features of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan, which is attached as Appendix A. Subject to adjustment as provided in the 2007 Plan, the number of shares of Common Stock that may be issued or transferred, plus the amount of shares of Common Stock covered by outstanding awards granted under the 2007 Plan, shall not in the aggregate exceed 2,800,000.

Administration.  The 2007 Plan is administered by the Compensation Committee or another Committee designated by the Board of Directors (the “Committee”). With regard to grants to members of the Committee, the full Board will serve as the Committee. In connection with its administration of the 2007 Plan, the Committee is authorized to interpret the 2007 Plan and related agreements and other documents. The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 2007 Plan. The Committee may, with the concurrence of the affected participant, cancel any agreement evidencing an award granted under the 2007 Plan. In the event of any such cancellation, the Committee may authorize the granting of a new award under the 2007 Plan in such manner, at such price and subject to such other terms, conditions and discretion as would have been applicable under the 2007 Plan had the canceled award not been granted.

Eligibility.  Officers, including officers who are members of the Board of Directors, and other key employees of, and consultants and advisors to, Delta may be selected by the Committee (as defined below) to receive benefits under the 2007 Plan. Non-employee Directors will only participate under special provisions set forth in the 2007 Plan.

Terms of Options and Other Possible Awards.  The 2007 Plan authorizes the granting of options to purchase shares of Common Stock, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), phantom stock, restricted shares, stock bonuses and cash bonuses. The terms applicable to these various types of awards, including those terms that may be established by the Committee when making or administering particular awards, are set forth in detail in the 2007 Plan.

Transferability of Awards.  Except in limited circumstances or as may be permitted by the Committee at the time of grant, and except for restricted stock, awards granted under the 2007 Plan may not be transferred or assigned to others.

Options.  The Committee may grant options that entitle the optionee to purchase shares of Common Stock at a price less than, equal to or greater than fair market value on the date of grant. The option price is payable at the time of exercise (i) in cash or cash equivalent, or (ii) by the transfer to Delta of shares of Common Stock that are already owned by the optionee and have a value at the time of exercise equal to the option price. In addition, at the time of grant the Committee may provide that an option may be exercised in a “cashless” transaction in which the holder may surrender all or a portion of the option and receive the number of shares of Common Stock equal in value to the fair market value per share at the date of surrender less than the exercise price per share of the option, multiplied by the number of shares which may be purchased under the option, or portion thereof, being surrendered.

Options granted under the 2007 Plan may be options that are intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (“Code”) or options that are not intended to so qualify. The 2007 Plan permits the granting of incentive stock options or nonqualified stock options at the discretion of the Committee. The exercise price for nonqualified stock options granted may be less than the fair market value per share of Common Stock on the date of grant. The exercise price for ISOs may not be less than the fair market value per share of Common Stock on the date of grant, and ISOs granted to persons owning more than 10% of Delta’s voting stock must have an exercise price of not less than 110% of the fair market value per share of Common Stock on the date of grant. All ISOs granted must be exercised within ten years following grant, except that ISOs granted to 10% or more shareholders must be exercised within five years following grant. The aggregate market value (as determined as of the date of grant) of the Common Stock for which any optionee may be awarded ISOs which are first exercisable by such optionee during any calendar year may not exceed $100,000.

The Committee may specify the conditions, including as and to the extent determined by the Committee, the period or periods of continuous employment of the optionee by Delta or any subsidiary that are necessary before the options will become exercisable.

Stock Appreciation Rights.  Stock Appreciation Rights (“SARs”) granted under the 2007 Plan may be either freestanding or granted in tandem with an option. Limited Stock Appreciation Rights (“LSARs”) may only be granted in connection with the grant of an option and may only be exercisable in the event of a change in control in lieu of exercising the option. SARs and LSARs represent the right to receive from Delta the different (“Spread”), or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a freestanding SAR, or the option price of the related options in the case of a tandem SAR or LSAR, and the market value of the Common Stock on the date of exercise of the SAR or LSAR. Tandem SARs may only be exercised at a time when the related option is exercisable, and the exercise of a tandem SAR requires the surrender of the related option right for cancellation. A freestanding SAR must specify the conditions that must be met before the SAR becomes exercisable and may not be exercised more than 10 years from the date of grant.

Phantom Stock.  The Committee may grant shares of phantom stock under the 2007 Plan pursuant to an agreement approved by the Committee which provides for vesting conditions it deems appropriate. Upon vesting of a share of phantom stock the participant will receive in cash a sum equal to the fair market value of a share of Common Stock on the date of vesting plus an amount of cash equal to the aggregate amount of cash dividends paid on each share of Delta’s Common Stock commencing on the date of grant of the phantom stock.

Restricted Shares.  An award of restricted stock involves the immediate transfer by Delta to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services or, as and to the extent determined by the Committee, restricted stock may be subject to vesting based on certain conditions, such as the achievement of certain performance criteria, the Common Stock attaining certain stock price or prices, or other criteria. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration from the participant or in consideration of a payment by the participant that is less than the market value of the shares on the date of grant, as the Committee may determine.

Stock Bonuses.  The Committee may grant stock bonuses under the 2007 Plan in such amounts as it shall determine from time to time. Stock bonuses shall be paid at such times and subject to the conditions the Committee determines at the time of the grant.

Cash Bonuses.  Subject to the provisions of the Plan, the Committee may grant, in connection with any grant of restricted stock or stock bonus or at any time thereafter, a cash bonus, payable after the date on which a Participant is required to recognize income for federal income tax purposes in connection with such restricted stock or stock bonus, in such amounts as the Committee shall determine. However, in no event shall the amount of a cash bonus exceed 50% of the fair market value of the related shares of restricted stock or stock bonus.

Adjustments.  The maximum number of shares of Common Stock that may be issued or transferred under the 2007 Plan, the number of shares covered by outstanding awards and the option prices or base prices per share applicable thereto, are subject to adjustment in the event of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change.

Change in Control.  In the applicable award agreement, the Committee may, in its sole discretion, provide for the acceleration of vesting or exercisability of any incentive award granted under the 2007 Plan. As defined in the 2007 Plan, “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) any person, entity or group becomes the owner, directly or indirectly, of securities of the Company representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; (iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or (v) individuals who, on the date the 2007 Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any new Board member shall, for purposes of the 2007 Plan, be considered as a member of the Incumbent Board if the appointment or election (or nomination for election) of such new Board member was approved or recommended by at least fifty percent (50%) of the members of the Incumbent Board, provided that the members of the Incumbent Board, at the time of such election or nomination, constitute a majority of the Board.

Amendments.  The 2007 Plan may generally be amended from time to time by the Board of Directors, but without further approval by the stockholders of Delta, except that no such amendment (unless expressly allowed pursuant to the adjustment provisions described above) may increase the aggregate number of shares that may be issued under the 2007 Plan.

Tax Consequences to Delta.  To the extent that a participant recognizes ordinary income in the circumstance described above, Delta will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense, is not subject to the annual compensation limitation set forth in Section 162(m) of the Code and is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (ii) any applicable withholding obligations are satisfied.

New Plan Benefits

Except for the Performance Share Awards described below, no awards have been granted under the 2007 Plan, and the future awards under the 2007 Plan by officers, directors, employees and non-employees are at the discretion of the Committee and, therefore, are not determinable at this time.

Performance Share Awards

The Committee’s compensation policy is to provide Delta’s executive officers with overall compensation packages that are competitive with similar compensation packages offered by other companies in the upper echelon of Delta’s peer group. In addition, the Committee is desirous of providing incentive compensation that is tied to significant increases in stockholder value. In furtherance of this policy, the Committee retained Effective Compensation Incorporated, an executive compensation consulting firm (“ECI”), to assist and advise the Committee in its efforts to evaluate potential equity-based awards to accomplish the foregoing.

The Committee considered ECI’s advice, including equity award programs for executive officers of comparable companies, general industry practice, tax effects and other factors, and concluded that it would be in the best interests of Delta and its stockholders to grant shares of Restricted Stock to Delta’s executive officers that vest based on increases in the price of the Company’s Common Stock (“Performance Share Awards”). The following table summarizes the Performance Share Awards, including each executive officer recipient, the number of shares of Restricted Stock granted to such executive officer and certain stock price vesting threshold (“Stock Price Vesting Thresholds”) associated with each tranche of Restricted Stock:

	Number of Shares of Restricted Stock (1)
	and
	Associated Stock Price Vesting Thresholds
	$40	$50	$60	$75	$90

Roger A. Parker, CEO	100,000	100,000	100,000	150,000	150,000
John R. Wallace, President & COO	70,000	70,000	70,000	105,000	105,000
Kevin K. Nanke, Treasurer & CFO	40,000	40,000	40,000	60,000	60,000
Stanley F. Freedman, Executive Vice President, General Counsel and Secretary	40,000	40,000	40,000	60,000	60,000

(1)	The value of the shares of Restricted Stock issued would be determined at the time of issuance. As of December 15, 2006, the closing price of our Common Stock on Nasdaq was $25.67.

Each Performance Share Award consists of shares of Restricted Stock separated into five tranches, each of which vests based on the achievement of certain Stock Price Vesting Thresholds and certain other terms, as follows:

•	The first tranche of Restricted Stock shall become vested in full as of the date that the average daily closing price of the Company’s Common Stock on the principal United States securities exchange or trading market on which the Common Stock is traded (the “Applicable Market”) equals or exceeds $40.00 for trading days within any period of 90 calendar days during the term of the Performance Share Award (“Term”), provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00.

•	The second tranche of Restricted Stock shall become vested in full as of the date that the average daily closing price of the Company’s Common Stock on the Applicable Market equals or exceeds $50.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $50.00, and provided further that the second tranche shall not vest earlier than one year following the date the first tranche vests.

•	The third tranche of Restricted Stock shall become vested in full as of the date that the average daily closing price of the Company’s Common Stock on the Applicable Market equals or exceeds $60.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $60.00, and provided further that the third tranche shall not vest earlier than one year following the date the second tranche vests.

•	The fourth tranche of Restricted Stock shall become vested in full as of the date that the average daily closing price of the Company’s Common Stock on the Applicable Market equals or exceeds $75.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $75.00, and provided further that the fourth tranche shall not vest earlier than one year following the date the third tranche vests.

•	The fifth tranche of Restricted Stock shall become vested in full as of the date that the average daily closing price of the Company’s Common Stock on the Applicable Market equals or exceeds $90.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $90.00, and provided further that the fifth tranche shall not vest earlier than one year following the date the fourth tranche vests.

•	If the first tranche of Restricted Stock has not vested by March 31, 2008, the fourth and fifth tranches of Restricted Stock will automatically terminate on March 31, 2008. If the first tranche of Restricted Stock has not vested by March 31, 2009, the second and third tranches will automatically terminate on March 31, 2009.

•	Upon a Change in Control (as defined in the 2007 Plan), the Restricted Stock subject of the Performance Share Awards shall vest to the extent that the Fair Market Value (as defined in the 2007 Plan) of a share of Common Stock equals or exceeds the relevant Stock Price Vesting Threshold contemplated above and, to the extent that such Fair Market Value of a share of Common Stock is greater than one Stock Price Vesting Threshold but less than the next Stock Price Vesting Threshold, the number of shares of Restricted Stock in the next vesting segment will vest according to the following formula: (i) Total shares of Restricted Stock in such segment, multiplied by (ii) the acquisition price per share of Common Stock less the prior Stock Price Vesting Threshold, divided by (iii) the difference between the two applicable Stock Price Vesting Thresholds.

Restricted Stock issued pursuant to the Performance Share Awards will vest only if the executive officer is employed by the Company at the time the applicable vesting criteria is satisfied, and all unvested Restricted Stock subject to Performance Share Awards will lapse and be forfeited to the extent not vested prior to a termination of the executive officer’s employment with the Company. The Performance Share Award must vest, if at all, within ten (10) years following the grant date.

The Committee and the Board of Directors have approved the grant of the Performance Share Awards under the 2007 Plan, and therefore, such Performance Share Awards will be effective (and awarded) only if and when the 2007 Plan is approved by the Delta stockholders.

Vote Required for Approval; Board Recommendation

Pursuant to the Nasdaq stockholder approval requirements, the affirmative vote of a majority of the votes cast on the proposal in person or by proxy is required to approve the 2007 Plan. In order for Delta to be able to grant incentive stock options under the 2007 Plan, the affirmative vote of a majority of the shares outstanding, in person or by proxy, is required.

The Board of Directors recommends that you vote “FOR” the approval of the 2007 Performance and Equity Incentive Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Officers, directors and employees of the Company and its subsidiaries have an interest in the matters being presented for stockholder approval at the Special Meeting. Assuming stockholder approval of the 2007 Plan, officers, directors and employees of the Company and its subsidiaries may be granted equity-based awards under the 2007 Plan, and the Performance Share Awards will be granted to the four executive officers of the Company as discussed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
SHAREHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table presents information concerning persons known by us to own beneficially 5% or more of our issued and outstanding voting securities at December 15, 2006. All information is taken from or based upon ownership filings made by such persons with the SEC.

		Amount and
		Nature of
	Name and Address	Beneficial	Percent of
Title of Class(1)	of Beneficial Owner	Ownership	Class(2)

Common Stock	Sprott Asset Management, Inc. Suite 2700 South Tower Royal Bank Plaza Toronto, Ontario M5J 2J1 Canada	8,102,976 shares	15.16%
Common Stock	Capital Group International, Inc. 111100 Santa Monica Blvd. Los Angeles, CA 90025	6,195,690 shares	11.59%
Common Stock	Capital Research Management Company and SMALLCAP World Fund, Inc. 333 South Hope Street Los Angeles, CA 90071	5,460,000 shares	10.22%
Common Stock	Touradji Capital Management, LP 101 Park Avenue, 48th Floor New York, NY 10178	4,253,950 shares	7.96%
Common Stock	GLG Partners LP 1 Curzon Street London W1J 5HB England	3,672,311 shares (3)	6.87%
Common Stock	Steinberg Asset Management, Inc. 12 East 49th Street, Suite 1202 New York, NY 10017	3,850,915 shares	7.21%

(1)	We have an authorized capital of 300,000,000 shares of $.01 par value Common Stock, of which 53,435,369 shares were issued and outstanding as of December 15, 2006. We also have an authorized capital of 3,000,000 shares of $.01 par value preferred stock, of which no shares are outstanding.

(2)	The percentage set forth after the shares listed for each beneficial owner is based upon total shares of Common Stock outstanding at December 15, 2006 of 53,435,369. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.

(3)	Includes 1,904,411 shares of Common Stock and options to purchase 1,767,900 shares of Common Stock held by funds controlled by GLG Partners LP.

Security Ownership of Management

The following table presents information concerning the beneficial ownership of the Executive Officers and Directors of the Company at December 15, 2006:

	Name of	Amount and Nature
Title of Class(1)	Beneficial Owner	of Beneficial Ownership		Percent of Class(2)

Common Stock	Roger A. Parker	1,577,085	(3)	2.94%
Common Stock	Aleron H. Larson, Jr.	580,500	(4)	1.07%
Common Stock	Kevin K. Nanke	577,183	(5)	1.07%
Common Stock	John R. Wallace	326,907	(6)	.61%
Common Stock	Russell S. Lewis	134,159	(7)	.25%
Common Stock	James B. Wallace	94,500	(8)	.18%
Common Stock	Jerrie F. Eckelberger	43,725	(9)	.08%
Common Stock	Stanley F. Freedman	43,100	(10)	.08%
Common Stock	Neal A. Stanley	25,000	(11)	.05%
Common Stock	Jordan R. Smith	22,000	(12)	.04%
Common Stock	Kevin R. Collins	6,000	(13)	.01%
Common Stock	James P. Van Blarcom	6,000	(14)	.01%
Common Stock	All Executive Officers and Directors as a Group (12 persons)	3,436,159	(15)	6.23%

(1)	See Note (1) to preceding table; includes options.

(2)	See Note (2) to preceding table.

(3)	Includes 1,402,085 shares owned by Mr. Parker directly. Also includes options to purchase 175,000 shares of Common Stock at $15.34 per share until December 21, 2014. Does not include any Common Stock that may be received pursuant to a Performance Share Award.

(4)	Consists of 6,000 shares of Common Stock owned by Mr. Larson directly. Also includes options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013, and options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014. Also includes 4,500 shares held by his daughter.

(5)	Consists of 77,183 shares of Common Stock owned directly by Mr. Nanke; options to purchase 55,000 shares of Common Stock at $1.75 per share until May 12, 2009; options to purchase 41,250 shares of Common Stock at $1.75 per share until November 5, 2009; options to purchase 68,750 shares of Common Stock at $3.75 per share until July 14, 2010; options to purchase 55,000 shares of Common Stock at $3.29 until January 9, 2011; options to purchase 55,000 shares of Common Stock at $2.38 per share until October 5, 2011; options to purchase 137,500 shares of Common Stock at $5.29 per share until August 26, 2013; and options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014. Does not include any Common Stock that may be received pursuant to a Performance Share Award.

(6)	Includes 32,207 shares of Common Stock owned directly by Mr. John Wallace, options to purchase 200,000 shares at $5.44 per share until December 3, 2013, and options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014. In addition, Mr. Wallace owns an economic interest in

7,200 shares of Common Stock relating to his ownership interest in a family trust. Does not include any Common Stock that may be received pursuant to a Performance Share Award.

(7)	Includes 80,159 shares of Common Stock owned directly by Mr. Russell S. Lewis; 20,000 options to purchase shares of Common Stock at $1.87 per share until February 7, 2013; 20,000 options to purchase shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(8)	Includes 38,000 shares of Common Stock owned directly by Mr. James B. Wallace; options to purchase 2,500 shares of Common Stock at $2.02 per share until February 5, 2012; options to purchase 20,000 shares of Common Stock at $1.87 per share until February 7, 2013; options to purchase 20,000 shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(9)	Includes 8,725 shares of Common Stock owned directly by Mr. Jerrie F. Eckelberger; options to purchase 20,000 shares of Common Stock at $2.31 until February 4, 2014; and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014. Also includes 1,000 shares held by his children.

(10)	Includes 43,100 shares owned directly by Mr. Freedman. Does not include any Common Stock that may be received pursuant to a Performance Share Award.

(11)	Includes 11,000 shares of Common Stock owned directly by Mr. Stanley and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(12)	Includes 8,000 shares of Common Stock owned directly by Mr. Smith and options to purchase 14,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(13)	Includes 6,000 shares of Common Stock owned directly by Mr. Collins.

(14)	Includes 6,000 shares of Common Stock owned directly by Mr. Van Blarcom.

(15)	Includes all warrants, options and shares referenced in footnotes (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) above as if all warrants and options had been exercised and as if all resulting shares were voted as a group.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

				Long-term Compensation
				Awards
				Restricted	Securities
				Stock	Underlying		All Other
Name and		Salary	Bonus	Award(s)	Options		Compensation
Principal Position	Period	($)(1)	($)	($)(7)	(#)		($)(8)

Roger A. Parker	6 Mos Ended 12/31/05	$240,000	$152,460	$690,200	—		$28,625
Chief Executive	Year ended 6/30/05	450,000	340,000	383,500	175,000	(2)	37,000
Officer	Year ended 6/30/04	340,000	340,000	—	500,000	(2)	41,000
	Year ended 6/30/03	240,000	272,000	—	—		40,000
John R. Wallace	6 Mos Ended 12/31/05	$120,000	$76,230	$345,100	—		$26,750
President and Chief	Year Ended 6/30/05	225,000	—	191,750	87,500	(3)	37,000
Executive Officer	Year Ended 6/30/04	150,000	200,000	—	200,000	(3)	—
Kevin K. Nanke	6 Mos Ended 12/31/05	$120,000	$76,230	$345,100	—		$26,750
Treasurer and Chief	Year Ended 6/30/05	225,000	130,000	191,750	87,500	(4)	37,000
Financial Officer	Year Ended 6/30/04	200,000	200,000	—	250,000	(4)	41,000
	Year Ended 6/30/03	180,000	130,000	—	—		40,000
Aleron H. Larson, Jr.	Year Ended 6/30/05	$300,000	—	$168,740	70,000	(6)	39,000
Chairman(5)	Year Ended 6/30/04	275,000	200,000	—	500,000		41,000
	Year Ended 6/30/03	240,000	192,500	—	—		40,000

(1)	Includes reimbursement of certain expenses.

(2)	Includes options to purchase 175,000 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 500,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(3)	Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 200,000 shares of Common Stock at $5.44 per share until December 3, 2013.

(4)	Includes options to purchase 87,500 shares of Common Stock at $15.34 per share until December 21, 2014, and options to purchase 250,000 shares of Common Stock at $5.29 per share until August 26, 2013.

(5)	Mr. Larson retired as Chairman on July 1, 2005.

(6)	Includes options to purchase 70,000 shares of Common Stock at $15.34 per share until December 21, 2014.

(7)	For the year ended June 30, 2005, the dollar amounts shown represent the value of time-based restricted stock awarded to the named executives under the Company’s 2004 Stock Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Delta’s Common Stock on the date of grant (see below). The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The restricted shares vest on the third anniversary of the date of grant. A holder of restricted shares has all the rights of a holder of shares of Common Stock, including the right to receive dividends, if any.

		Restricted	Fair Market Value
		Shares	on Date of Grant
Officer	Date of Grant	Granted (#)	($/Share)

Roger A. Parker	12/21/04	25,000	$15.34
Aleron H. Larson, Jr.	12/21/04	11,000	$15.34
Kevin K. Nanke	12/21/04	12,500	$15.34
John R. Wallace	12/21/04	12,500	$15.34

For the six months ended December 31, 2005, the dollar amounts shown represent the value of time-based restricted stock awarded to the named executives under the Company’s 2004 Stock Incentive Plan, as amended, which is calculated by multiplying the total number of restricted shares by the fair market value of Delta’s Common Stock on the date of grant (see below). The fair market values calculated do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The restricted shares vest on the third anniversary of the date of grant. A holder of restricted shares has all the rights of a holder of shares of Common Stock, including the right to receive dividends, if any.

		Restricted	Fair Market Value
		Shares	on Date of Grant
Officer	Date of Grant	Granted (#)	($/Share)

Roger A. Parker	9/15/05	35,000	$19.72
Kevin K. Nanke	9/15/05	17,500	$19.72
John R. Wallace	9/15/05	17,500	$19.72

The table below lists the aggregate number of restricted shares not vested or subject to risk of forfeiture held by the named executive officers and the value of such shares on December 31, 2005. Fair market values are determined by multiplying the number of unvested shares by $21.77, the December 31, 2005 closing price for Delta’s Common Stock.

Officer	Shares (#)	Market Value

Roger A. Parker	35,000	$761,950
Kevin K. Nanke	17,500	$380,975
John R. Wallace	17,500	$380,975

(8)	Represents amounts contributed under the Company’s Simple IRA Plan, Profit Sharing Plan and 401(k) Plan and annual auto allowances.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
		Percent of			Potential Realizable Value at
	Number of	Total Options			Assumed Annual Rates of
	Securities	Granted to	Exercise		Stock Price Appreciation for
	Underlying Options	Employees in	Price	Expiration	Option Term(4)
Name	Granted (#)(1)(2)	Fiscal Year(3)	($/Sh)	Date	5% ($)	10% ($)

Roger A. Parker	175,000	16.91%	$15.34	12/21/14	$1,688,268	$4,278,402
Aleron H. Larson, Jr.	70,000	6.77%	$15.34	12/21/14	$675,307	$1,711,361
Kevin K. Nanke	87,500	8.46%	$15.34	12/21/14	$844,134	$2,139,201
John R. Wallace	87,500	8.46%	$15.34	12/21/14	$844,134	$2,139,201

*	There were no option grants during the six months ended December 31, 2005.

(1)	All options granted in fiscal 2005 have a term of ten years and are subject to a three-year vesting schedule, with 33.3% of the options becoming exercisable on each of the first three anniversaries of the date of grant.

(2)	All of the unvested portion of these options vests in connection with certain terminations of employment. See “Employee Contracts, Termination of Employment, and Change of Control Arrangements.”

(3)	The percentage for each year is the amount of stock options granted to each of the named executive officers as a percentage of the total stock options granted to all employees and directors. During fiscal 2005, Delta granted options to employees and directors to purchase a total of 1,034,700 shares.

(4)	These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. The 5% and 10% appreciation rates are established by the Securities and Exchange Commission and are not intended to forecast future appreciation rates for our Common Stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of our Common Stock. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following employment termination, non-transferability, or vesting.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JUNE 30, 2005
AND FY END OPTION VALUES

Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	in the Money Options
			at June 30, 2005	at June 30, 2005
	Shares Acquired		(#)	($)
	on Exercise		Exercisable/	Exercisable/
Name	(#)	Realized ($)	Unexercisable	Unexercisable

Roger A. Parker	675,000	$5,616,950	925,000 / 175,000	$6,695,000 / $0
Aleron H. Larson, Jr.	1,205,000	$13,787,450	570,000 / 0	$4,415,000 / $0
Kevin K. Nanke	—	—	532,476 / 87,500	$4,775,061 / $0
John R. Wallace	—	—	50,000 / 237,500	$434,000 /$1,302,000

AGGREGATED OPTION EXERCISES IN SIX MONTHS
ENDED DECEMBER 31, 2005 AND PERIOD END OPTION VALUES

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised Options	in the Money Options
	Shares		at December 31,	at December 31, 2005
	Acquired on		2005 (#)	($)
	Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

Roger A. Parker	83,333	$1,169,995	666,667 / 175,000	$11,035,006 / $1,125,250
Aleron H. Larson, Jr.	—	—	570,000 / 0	$8,690,100 / $0
Kevin K. Nanke	—	—	444,976 / 87,500	$8,179,101 /$562,625
John R. Wallace	—	—	50,000 / 227,500	$816,500 /$3,012,125

Compensation of Directors

The following table provides information concerning compensation paid to non-employee directors who served on the Board during the calendar year ended December 31, 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2005(1)

Board Retainer	$50,000
Audit Committee Chair Retainer	$10,000
Compensation Committee	$ 5,000
Other Committees’ Retainer	$ 2,500
Other Committees’ Chair Retainer	$ 5,000
Equity Compensation — Restricted Stock(2)	6,000 Shares

(1)	Board and committee retainers are paid in cash.

(2)	Each non-employee director received a fully-vested 6,000 share grant of our restricted Common Stock.

Employment Contracts and Termination of Employment and Change in Control Agreements

On May 5, 2005, we entered into Employment Agreements with the following executive officers: Roger A. Parker, Kevin K. Nanke and John R. Wallace. The initial term of employment under each of the Employment Agreements is through December 31, 2006, and the term of each Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The initial base annual salary for Mr. Parker was $450,000, and the initial base annual salary for Messrs. Nanke and Wallace was $225,000. Each of these executive officers is also entitled to bonuses based on a percentage of their base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

In the event the employment of any of these executive officers is terminated other than for cause (as defined in the Employment Agreement) or if any of them resigns for “good reason” (as defined in the Employment Agreement), then that executive officer will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three fiscal years preceding the fiscal year in which the termination occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that any of these Employment Agreements is not renewed and the executive officer is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated the executive officer will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period.

The Employment Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination.

Also on May 5, 2005, we entered into Change in Control Executive Severance Agreements (“CIC Agreements”) with Messrs. Parker, Nanke and Wallace which provide that, following a change in control of the Company as defined in the CIC Agreements and the termination of employment of the executive officer during the period beginning 6 months prior to and ending 24 months after the change in control, the executive officer would not receive a payment under the Employment Agreement. Instead he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs, in addition to the continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CIC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CIC Agreements also provide that if a payment under the CIC Agreements would be subject to excise tax payments, the executive officer will receive a gross up payment equal to such excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and all taxes, including any interest, penalties or income tax imposed on the gross up payment. The CIC Agreements have an initial term through December 31, 2006, and will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

On January 11, 2006, we entered into an Employment Agreement with Stanley F. Freedman, who became Executive Vice President, General Counsel and Secretary of Delta on January 3, 2006. The initial term of employment under the Employment Agreement commenced effective January 1, 2006 and continues through December 31, 2006. The term of the Employment Agreement will be automatically extended for additional one year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term. The initial base annual salary for Mr. Freedman is $240,000. He was issued 40,000 shares of restricted Common Stock that will vest three years after the date of grant, and will be entitled to receive bonuses based on a percentage of his base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee.

In the event the employment of Mr. Freedman is terminated other than for cause (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), then he will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of his (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that his Employment Agreement is not renewed and he is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated he will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period. The Employment Agreement also includes non-solicitation and non-competition obligations on the part of Mr. Freedman that survive for one year following the date of termination.

Also on January 11, 2006 we entered into a CIC Agreement with Mr. Freedman which provides that, following a change in control of the Company as defined in the CIC Agreement and the termination of his employment within the period beginning 6 months prior to and ending 24 months after a change in control, he would not receive a payment under the Employment Agreement. Instead he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of his (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs, in addition to continuation of certain benefits including medical insurance and other benefits provided to him for a period of three years. The CIC Agreement also includes non-solicitation and non-competition obligations that survive for one year following the date of termination. The CIC Agreement also provides that if a payment under the CIC Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Freedman will receive a gross up payment equal to such excise tax payments and all taxes, including any interest, penalties or income tax imposed on the gross up payment. The CIC Agreement is effective as of January 1, 2006 and has an initial term through December 31, 2006. It will be automatically extended for additional two year terms thereafter unless notice of termination is given by either party at least 60 days prior to the end of a term.

Retirement Savings Plan

We adopted a profit sharing plan on January 1, 2002. All employees are eligible to participate and contributions to the profit sharing plan by Delta are voluntary and must be approved by the Board of Directors. Amounts contributed to the Plan will vest over a six year service period.

We adopted a 401k plan effective May 1, 2005. All employees are eligible to participate and make employee contributions once they have met the plan’s eligibility criteria. Under the 401k plan, our employees make salary reduction contributions in accordance with the Internal Revenue Service guidelines. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution which cannot exceed 3% of the employee’s base salary, and 50% of the employee’s elective deferral which exceeds 3% of the employee’s base salary but does not exceed 5% of the employee’s base salary.

For the year ended June 30, 2005, we contributed $291,000 under the plan. For the six months ended December 31, 2005, we contributed $240,000 under the plan.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	(a))

Equity Compensation Plans Approved by Stockholders	3,231,287	$7.85	494,620
Equity Compensation Plans Not Approved by Stockholders	0	—	36,173

Total	3,231,287		530,793

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Until October 1, 2004 James B. Wallace, Jerrie F. Eckelberger and Joseph L. Castle II served as members of the Compensation Committee. Joseph L. Castle II was Chairman of the Board and Chief Executive Officer of Castle Energy Corporation, which was then a principal stockholder of Delta. Beginning October 1, 2004, the Compensation Committee was composed of Jerrie F. Eckelberger, Russell S. Lewis, John P. Keller, Neal A. Stanley and Jordan R. Smith. Messrs. Lewis and Keller were also directors of Castle Energy Corporation. On July 1, 2005, Kevin R. Collins replaced Mr. Keller on the Compensation Committee.

STOCKHOLDER PROPOSALS

Any stockholder proposals to be included in the Board of Directors’ solicitation of proxies for the Annual Meeting of Stockholders for the fiscal year ending December 31, 2006 must be received by Stanley F. Freedman, Executive Vice President and Secretary, at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, a reasonable amount of time prior to the time that the proxy materials are to be mailed in connection with that meeting in order to be included in the proxy statement and proxy relating to that meeting. Such proposals must comply with all of the requirements of SEC Rule 14a-8.

In accordance with the Company’s Bylaws, in order for a stockholder to present any matter before the Annual Meeting of Stockholders for the fiscal year ending December 31, 2006 that is not to be included in the proxy statement and proxy, a stockholder’s notice of such matter must be delivered to the Secretary at the Company’s principal offices (see preceding paragraph) not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

GENERAL AND OTHER MATTERS

The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Special Meeting. However, if any other matters are properly brought before the Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Special Meeting will be paid by us. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by our directors, officers and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

AVAILABLE INFORMATION

Upon request of any stockholder, our Transition Report for the six month transition period ended December 31, 2005, filed with the SEC on Form 10-K, including financial statements, will be sent to the stockholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202 or by telephone (303) 293-9133.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Special Meeting, as we hope you will, you may vote your shares in person.

By Order of the Board of Directors

Roger A. Parker, Chairman of the Board
and Chief Executive Officer

December 29, 2006

APPENDIX A

DELTA PETROLEUM CORPORATION

2007 PERFORMANCE AND EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of this Delta Petroleum Corporation 2007 Performance and Equity Incentive Plan (“Plan”) is provide incentives to selected employees and directors of the Company and its Subsidiaries, and selected non-employee consultants and advisors to the Company and its Subsidiaries, who contribute, and are expected to contribute to the Company’s success and to create stockholder value.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award Agreement” shall mean any written agreement between the Company and a Participant evidencing the grant, and other terms and conditions of an Incentive Award, which shall be, in each case, as determined by the Committee and subject to the terms and conditions of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean: Participant’s (i) commission of a felony or a crime involving moral turpitude, or the commission of any other willful act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers; (ii) misappropriation of any funds or assets of the Company for personal use; (iii) engaging in any conduct bringing the Company or any of its subsidiaries into substantial public disgrace or disrepute; (iv) Participant’s gross misconduct in the performance of his duties hereunder; (v) Participant’s engaging in conduct constituting cause for termination under applicable law; or (vi) Participant’s engaging in conduct constituting a breach of the confidentiality, non-solicitation or non-competition provisions of the applicable Award Agreement.

(e) “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 13 hereof.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any new Board member shall, for purposes of this Plan, be considered as a member of the Incumbent Board if the appointment or election (or nomination for election) of such new Board member was approved or recommended by at least fifty percent (50%) of the members of the Incumbent Board, provided that the members of the Incumbent Board, at the time of such election or nomination, constitute a majority of the Board.

The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an Award Agreement shall supersede the foregoing definition with respect to Incentive Awards subject to such Award Agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such Award Agreement, the foregoing definition shall apply).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the compensation committee of the Company’s Board or another committee of the Board consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under Section 16 of the Exchange Act, as designated by the Board.

(i) “Common Shares” shall mean the Company’s common stock, $.01 par value per share.

(j) “Company” shall mean Delta Petroleum Corporation, a Delaware corporation.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Incentive Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(o) “Fair Market Value” means, as of any date, the value of the Common Shares determined as follows: (i) if the Common Shares are listed on any established stock exchange or traded on the NASDAQ Global Select Market, NASDAQ Global Market, or NASDAQ Capital Market, the Fair Market Value of one Common Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) in the absence of such markets for the Common Shares, the Fair Market Value shall be determined by the Board in good faith.

(p) “Incentive Award” shall mean an Option, LSAR, Tandem SAR, Stand-Alone SAR, Restricted Stock, share of Phantom Stock, Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

(q) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.

(r) “Issue Date” shall mean the date established by the Committee on which certificates representing Common Shares shall be issued by the Company.

(s) “LSAR” shall mean a limited stock appreciation right which is granted pursuant to the provisions of Section 7 hereof and which relates to an Option. Each LSAR shall be exercisable only upon the occurrence of a Change in Control and only in the alternative to the exercise of its related Option.

(t) “Non-Employee Participant” shall mean a Participant who is not an employee or a director of the Company, and who serves as a consultant or advisor to the Company, but only if such Participant is a natural person that provides bona fide services to the Company and those services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(u) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in applicable Award Agreement.

(v) “Option” shall mean an option to purchase Common Shares granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the applicable Award Agreement.

(w) “Participant” shall mean a person who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan, and, upon Participant’s death, Participant’s successors, heirs, executors and administrators, as the case may be.

(x) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(y) “Phantom Stock” shall mean the right to receive in cash the Fair Market Value of Common Shares, which right is granted pursuant to Section 11 hereof and subject to the terms and conditions contained therein.

(z) “Plan” shall mean the Delta Petroleum Corporation 2007 Performance and Equity Incentive Plan, as it may be amended from time to time.

(aa) “Restricted Stock” shall mean a Common Share which is granted pursuant to the terms of Section 10 hereof and is subject to certain restrictions herein and in the applicable Award Agreement.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 9 hereof which is not related to any Option.

(dd) “Stock Bonus” shall mean a grant of a bonus payable in Common Shares pursuant to Section 12 hereof.

(ee) “Subsidiary” shall mean any entity which, at the time of reference, the Company owns, directly or indirectly, stock or other equity comprising more than fifty percent of the total combined voting power of all classes of stock or equity of such entity.

(ff) “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

(gg) “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.	Stock Subject to the Plan

Under the Plan, the Committee may grant to Participants: (i) Options, (ii) LSARs, (iii) Tandem SARs, (iv) Stand-Alone SARs, (v) shares of Restricted Stock, (vi) shares of Phantom Stock, (vii) Stock Bonuses and (viii) Cash Bonuses; provided, however, that grants under the Plan to non-employee Directors of the Company shall be made by the Board. When referring to grants under the Plan to non-employee Directors of the Company, any reference in this Plan to the Committee shall be deemed to refer to the Board.

Subject to adjustment as provided in Section 17 hereof, the Committee may grant Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of Common Shares that in the aggregate does not exceed 2,800,000 shares. The grant of an LSAR, Tandem SAR or Cash Bonus shall not reduce the number of Common Shares with respect to which Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan.

In the event that any outstanding Option or Stand-Alone SAR expires, terminates or is canceled for any reason (other than pursuant to Sections 7(b)(2) or 8(b)(3) hereof), the Common Shares subject to the unexercised portion of such Option or Stand-Alone SAR shall again be available for grants under the Plan. In the event that an outstanding Option is canceled pursuant to Sections 7(b)(2) or 8(b)(3) hereof by reason of the exercise of an LSAR or a Tandem SAR, the Common Shares subject to the canceled portion of such Option shall not again be available for grants under the Plan. In the event that any shares of Restricted Stock or Phantom Stock, or any Common Shares granted in a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grants under the Plan.

Common Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee, and the Company hereby reserves 2,800,000 Common Shares for issuance pursuant to the Plan.

4.	Administration of the Plan

The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and terms and conditions of such Incentive Awards, provided, however that any Incentive Awards granted to non-employee directors of the Company shall be granted by the Board and not by the Committee.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such Section 3.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such persons, including employees, officers, and directors of the Company and Non-Employee Participants, as the Committee shall select from time to time.

6.	Options

Subject to the provisions of the Plan, the Committee may grant Options, which Options shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)	Identification of Options

All Options granted under the Plan that are Incentive Stock Options shall be clearly identified in the applicable Award Agreement as Incentive Stock Options. Any Options not so identified shall be deemed to be Non-Qualified Stock Options.

(b)	Exercise Price

The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by applicable law. The exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of Common Shares on the date on which such Incentive Stock Option is granted, except as provided in Section 6(d)(2).

(c)	Term and Exercise of Option

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of Common Shares as shall be determined by the Committee on the date on which such Option is granted and set forth in the applicable Award Agreement; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the applicable Award Agreement.

(2) Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000, unless such partial exercise is for the last remaining unexercised portion of such Option. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the applicable Award Agreement shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

(3) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of Common Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement shall be returned to Participant. Payment for Common Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier’s check or wire transfer or (ii) subject to the approval of the Committee in an Award Agreement, in Common Shares owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in Common Shares with the balance in cash, by certified check, bank cashier’s check or wire transfer. Any payment in Common Shares shall be effected by the delivery of such shares to the Company’s Secretary, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Company’s Secretary shall require from time to time. In addition, at the time of grant the Committee may provide that an Option may be exercised in a “cashless” transaction in which the holder may surrender all or a portion of the Option and receive the number of shares of Common Shares equal in value to the Fair Market Value per share at the date of surrender less the exercise price per share of the Option, multiplied by the number of shares which may be purchased under the Option, or portion thereof, being surrendered.

(4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company applicable Award Agreement, fully-and-duly-endorsed, and instructions signed by the Participant requesting the Company to deliver the Common Shares subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5) Certificates for Common Shares purchased upon the exercise of an Option shall be issued in the name of the Participant, or such Participant’s written designee, and delivered to the Participant or designee as soon as practicable following the effective date on which the Option is exercised.

(6) Except as specifically set forth in the applicable Award Agreement, Options shall be assignable and transferable provided, however, that the Company shall not be under an obligation as provided in Section 6(c)(7) below to include the shares underlying such transferred or assigned options in any registration statement except upon death or pursuant to a qualified domestic relations order.

(7) The Company, at the Company’s expense, shall file and maintain a registration statement on the appropriate form with the Securities and Exchange Commission covering shares underlying all Options granted hereunder except as set forth in Section 6(c)(6) above. The expiration date of any option expiring prior to 90 days before the effective date of a registration statement covering said Option shall be extended until a date ninety (90) days following the effective date of said registration statement.

(d)	Limitations on Grant of Incentive Stock Options

(1) The aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of Common Shares with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of Section 425 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Common

Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)	Vesting Generally

The total number of shares of Common Shares subject to an Option may vest and therefore become exercisable in periodic or various installments that may but need not be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Shares as to which an Option may be exercised.

(f)	Early Exercise.

The applicable Option Award Agreement may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the Common Shares subject to the Option prior to the full vesting of the Option. Any unvested Common Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Committee otherwise specifically provides in the applicable Award Agreement.

7.	Limited Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more LSARs relating to a number of Common Shares equal to or less than the number of Common Shares subject to the related Option. An LSAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each LSAR shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each LSAR granted hereunder shall be subject to the following terms and conditions:

(a)	Benefit Upon Exercise

(1) The exercise of an LSAR relating to a Non-Qualified Stock Option with respect to any number of Common Shares shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per Common Share paid in the Change in Control in connection with which such LSAR became exercisable and (B) the Fair Market Value of a Common Share on the date of such Change in Control over (ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days after the effective date of such exercise.

(2) The exercise of an LSAR relating to an Incentive Stock Option with respect to any number of Common Shares shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

(b)	Term and Exercise of LSARs

(1) An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of sixty days after such date. Notwithstanding the preceding sentence of this Section 7(b), in the event that an LSAR held by any Participant who is or may be subject to the provisions of Section 16(b) of the Exchange Act becomes exercisable prior to the expiration of six months following the date on which it is granted, then the LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such six month period and terminating on the expiration of sixty days following such date. Notwithstanding anything else herein, an LSAR relating to an Incentive Stock Option may be exercised with respect to a Common Share only if the Fair Market Value of such share on the effective date of such exercise exceeds the exercise price relating to such Common Share. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the Option to which it relates is exercisable.

(2) The exercise of an LSAR with respect to a number of Common Shares shall cause the immediate and automatic cancellation of the Option to which it relates with respect to an equal number of Common Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 7(b)(2)), with respect to a number of Common Shares, shall cause the cancellation of the LSAR related to it with respect to an equal number of Common Shares.

(3) Each LSAR shall be exercisable in whole or in part; provided, that no partial exercise of an LSAR shall be for an aggregate exercise price of less than $1,000, unless such partial exercise is for the last remaining unexercised portion of such LSAR. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an LSAR, the applicable Award Agreement evidencing the LSAR, the related Option and any Tandem SARs related to such Option shall be returned to the Participant exercising such LSAR together with the payment described in Section 7(a)(1) or (2) hereof, as applicable.

(4) An LSAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the LSAR, the related Option and any Tandem SARs relating to such Option, shall specify the number of Common Shares with respect to which the LSAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement shall be returned to Participant.

8.	Tandem Stock Appreciation Rights

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Common Shares equal to or less than the number of Common Shares subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a)	Benefit Upon Exercise

The exercise of a Tandem SAR with respect to any number of Common Shares shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share on the effective date of such exercise over (ii) the exercise price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of five business days, after the effective date of such exercise.

(b)	Term and Exercise of Tandem SAR

(1) A Tandem SAR shall be exercisable at the same time and to the same extent (on a proportional basis, with any fractional amount being rounded down to the immediately preceding whole number) as its related Option. Notwithstanding the first sentence of this Section 8(b)(1), (i) a Tandem SAR shall not be exercisable at any time that an LSAR related to the Option to which the Tandem SAR is related is exercisable and (ii) a Tandem SAR relating to an Incentive Stock Option may be exercised with respect to a Common Share only if the Fair Market Value of such Common Share on the effective date of such exercise exceeds the exercise price relating to such Common Share.

(2) Notwithstanding the first sentence of Section 8(b)(1) hereof, the Committee may, in its absolute discretion, grant one or more Tandem SARs which shall not become exercisable unless and until the Participant to whom such Tandem SAR is granted is, in the determination of the Committee, subject to Section 16(b) of the Exchange Act and which shall cease to be exercisable if and at the time that the Participant ceases, in the determination of the Committee, to be subject to such Section 16(b) of the Exchange Act.

(3) The exercise of a Tandem SAR with respect to a number of Common Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Common Shares. The exercise of an

Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(3)), with respect to a number of Common Shares shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of Common Shares subject to such Option after such exercise, cancellation, termination or expiration is less than the number of Common Shares subject to such Tandem SARs. Such Tandem SARs shall be canceled in the order in which they became exercisable.

(4) Each Tandem SAR shall be exercisable in whole or in part; provided, that no partial exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000, unless such partial exercise is for the last remaining unexercised portion of such Tandem SAR. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a Tandem SAR, the Award Agreement evidencing such Tandem SAR, its related Option and LSARs relating to such Option shall be returned to the Participant exercising such Tandem SAR together with the payment described in Section 8(a) hereof.

(5) A Tandem SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the Tandem SAR, its related Option and any LSARs related to such Option, shall specify the number of Common Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement shall be returned to him.

9.	Stand-Alone Stock Appreciation Rights

Subject to the provisions of the Plan, the Committee may grant Stand-Alone SARs, which Stand-Alone SARs shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price

The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR.

(b)	Benefit Upon Exercise

The exercise of a Stand-Alone SAR with respect to any number of Common Shares prior to the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a Common Share on the exercise date over (ii) the exercise price of the Stand-Alone SAR. The exercise of a Stand-Alone SAR with respect to any number of Common Shares upon or after the occurrence of a Change in Control shall entitle a Participant to a cash payment, for each such Common Share, equal to the excess of (i) the greater of (A) the highest price per Common Share paid in connection with such Change in Control and (B) the Fair Market Value of a Common Share on the date of such Change in Control over (ii) the exercise price of the Stand-Alone SAR. Such payments shall be paid as soon as practical, but in no event later than five business days, after the effective date of the exercise.

(c)	Term and Exercise of Stand-Alone SARs

(1) Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of Common Shares as shall be determined by the Committee and set forth in the applicable Award Agreement; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten years from the date such Stand-Alone SAR was granted; and, provided, further, that each Stand-Alone SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

(2) Each Stand-Alone SAR may be exercised in whole or in part; provided, that no partial exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000, unless such partial exercise is for the last remaining unexercised portion of such Stand-Alone SAR. The partial exercise of a Stand-Alone SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a

Stand-Alone SAR, the Award Agreement evidencing such Stand-Alone SAR shall be returned to the Participant exercising such Stand-Alone SAR together with the payment described in Section 9(b) hereof.

(3) A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement evidencing the Stand-Alone SAR, shall specify the number of Common Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case the Award Agreement evidencing the Stand-Alone SAR shall be returned to him.

10.	Restricted Stock

Subject to the provisions of the Plan, the Committee may grant shares of Restricted Stock. Each grant of shares of Restricted Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)	Issue Date and Vesting Date

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 15(b) or 10(e) hereof, upon an Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 10(c) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) hereof are satisfied, and except as provided in Sections 15(b) or 10(e) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share of Restricted Stock shall vest.

(b)	Vesting

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares of Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, the Common Shares attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such shares in the applicable Award Agreement.

(c)	Issuance of Certificates

(1) Except as provided in Sections 15(b) or 10(e) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate representing unvested shares of Restricted Stock shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby is subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Delta Petroleum Corporation 2007 Performance & Equity Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Delta Petroleum Corporation. A copy of the Plan and Agreement is on file in the office of the Secretary of Delta Petroleum Corporation Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.”

(2) Each certificate issued pursuant to Section 10(c)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(d)	Consequences Upon Vesting

Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such Common Shares, free of the legend set forth in Section 10(c)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 10(c) hereof.

(e)	Registration of Restricted Stock

The Company, at the Company’s expense, shall file and maintain a registration statement on the appropriate form with the Securities and Exchange Commission covering the Restricted Stock granted hereunder after it has vested.

11.	Phantom Stock

Subject to the provisions of the Plan, the Committee may grant shares of Phantom Stock. Each grant of shares of Phantom Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

(a)	Vesting

At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) hereof are satisfied, and except as provided in Section 15 hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)	Benefit Upon Vesting

Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a Common Share of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a Common Share of the Company, if any, during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)	Conditions to Vesting

At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

12.	Stock Bonuses

Subject to the provisions of the Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for Common Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

13.	Cash Bonuses

Subject to the provisions of the Plan, the Committee may grant, in connection with any grant of Restricted Stock or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided however, that in no event shall the amount of a Cash Bonus exceed 50% of the Fair Market Value of the related shares of Restricted Stock or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

14.	Termination of Participant’s Continuous Service

Unless otherwise set forth in an Award Agreement, the following terms and conditions shall apply to all Incentive Awards granted under the Plan:

(a)	Options and Tandem SARs

(1)  Termination of Continuous Service (Not for Cause, death or Disability)

In the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise Participant’s Option or Tandem SAR (to the extent that the Participant was entitled to exercise such Option or Tandem SAR as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option or Tandem SAR as set forth in the applicable Award Agreement or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement). If, after termination of Continuous Service, the Participant does not exercise his or her Option or Tandem SAR within the time specified herein or in the Award Agreement, the Option or Tandem SAR shall terminate.

(2)  Disability of Participant

In the event that an Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise Participant’s Option or Tandem SAR (to the extent that the Participant was entitled to exercise such Option or Tandem SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option or Tandem SAR as set forth in the applicable Award Agreement or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement). If, after termination of Continuous Service, the Participant does not exercise his or her Option or Tandem SAR within the time specified herein or in the Award Agreement (as applicable), the Option or Tandem SAR shall terminate.

(3)  Death of Participant

In the event that (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service, then the Option or Tandem SAR may be exercised (to the extent the Participant was entitled to exercise such Option or Tandem SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or Tandem SAR by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death pursuant to Section 15(d), but only within the period ending on the earlier of (i) the expiration of the term of such Option or Tandem SAR as set forth in the Award Agreement or (ii) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the applicable Award Agreement). If, after the Participant’s death, the Option or Tandem SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or Tandem SAR shall terminate.

(4)  Termination for Cause

In the event that an Participant’s Continuous Service is terminated for Cause, the Option or Tandem SAR shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option or Tandem SAR from and after the time of such termination of Continuous Service.

(5)  Extension of Termination Date

An Award Agreement may provide that if the exercise of the Option or Tandem SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Common Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(b)	LSARs, Stand Alone SARs, and Phantom Stock

Upon the termination of Participant’s Continuous Service, all of Participant’s unvested LSARs, Stand Alone SARs and Phantom Stock shall immediately be forever forfeited and cancelled. Upon the termination of Participant’s Continuous Service prior to a Change in Control, all of Participant’s vested shall immediately be forever forfeited and cancelled. Upon the termination of Participant’s Continuous Service, all of Participant’s vested Stand Alone SARs and Phantom Stock shall be exercisable and/or payable as set forth in the applicable Award Agreement.

(c)	Restricted Stock; Common Shares

Upon the termination of the Participant’s Continuous Service, (i) any unvested Restricted Stock or unvested Common Shares issued upon an early exercise of an Option granted pursuant to the Plan shall be forfeited to the Company, and (ii) any vested Restricted Stock or vested Common Shares issued upon an early exercise of an Option may be subject to forfeiture or repurchase rights of the Company as set forth in the applicable Award Agreement.

15.	Transferability of Incentive Award

(a)	Transferability of an Option

Unless an Award Agreement provides for transferability of an Option, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b)	Transferability of Restricted Stock

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such shares of Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

(c)	Other Incentive Awards

Except as set forth in this Plan (including without limitation Sections 15(a) and 15(b)) or unless otherwise specified in the applicable Award Agreement, Incentive Awards shall not be assignable or transferable.

(d)	Designated Representative

Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise an Incentive Award, if permitted in the Plan or the applicable Award Agreement.

16.	Acceleration; Change in Control

In the applicable Award Agreement or by other action, the Committee may, in its absolute discretion, but need not (i) accelerate, upon Change in Control or otherwise, the date on which any Option, Stand-Alone SAR or any other Incentive Award granted under the Plan becomes exercisable, (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 10 hereof, with respect to any share of Restricted Stock granted under the Plan, and (iii) accelerate the Vesting Date or waive any condition imposed pursuant to Section 11 hereof, with respect to any share of Phantom Stock granted under the Plan.

17.	Adjustment Upon Changes in Common Shares

(a)  Common Shares Available for Grants

In the event of any change in the number of Common Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Common Shares with respect to which the Committee may grant Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses shall be appropriately adjusted by the Committee. In the event of any change in the number of Common Shares outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of Common Shares with respect to which Options, Stand-Alone SARs, shares of Restricted Stock, shares of Phantom Stock and Stock Bonuses may be granted as the Committee may deem appropriate.

(b)	Outstanding Restricted Stock and Phantom Stock

Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as the result of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated pursuant to Section 10(c)(2) hereof.

The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

(c)	Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs — Certain Increases or Decreases in Issued Shares Without Consideration

Subject to any required action by the stockholders of Company, in the event of any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a stock dividend (but only on the Common Shares), the Committee shall proportionally adjust the number of Common Shares subject to each outstanding Option, LSAR, Tandem SAR and Stand-Alone SAR, and the exercise price per Common Share of each such Option, LSAR, Tandem SAR and Stand-Alone SAR.

(d)	Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs — Certain Mergers

Subject to any required action by the stockholders of the Company, in the event that Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Common Shares receive securities of another corporation), each Option, LSAR, Tandem SAR and Stand-Alone SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Common Shares subject to such Option, LSAR, Tandem SAR or Stand-Alone SAR would have received in such merger or consolidation.

(e)	Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs — Certain Other Transactions

The Company shall not, at any time while there are issued and outstanding pursuant to this Plan any unexpired options (including any related LSARs or Tandem SARs), Stand-Alone SARs or other rights to acquire securities of the Company (whether or not then exercisable), effect a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which Common Shares shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity, or enter into any agreement to effect a sale of all or substantially all of the Company’s assets (a “Corporate Change”), unless the resulting successor or acquiring entity (the “Resulting Entity”) assumes by written instrument all of the Company’s obligations pursuant to any options then outstanding under this Plan (including any related LSARs or Tandem SARs), Stand-Alone SARs or other rights under this Plan to acquire securities of the Company (whether or not then exercisable), which shall include, but not limited be to, an agreement in such written instrument that any and all options then outstanding under this Plan (including any related LSARs or Tandem SARs), Stand-Alone SARs or other rights to acquire securities of the Company (whether or not then exercisable) or other rights shall be exercisable into such class, amount and type of securities or other assets (or stock appreciation rights with respect to, as appropriate) of the Resulting Entity as the holder would have received had the holder exercised its options (including any related LSARs or Tandem SARs), Stand-Alone SARs or other rights to acquire securities of the Company (whether or not then exercisable) issued pursuant to this Plan immediately prior to such Corporate Change, and the Exercise Price of such options or other rights shall be proportionately increased (if such options or other rights shall be changed into or become exchangeable for an option, warrant or other right to purchase a smaller number of shares of Common Stock of the Resulting Entity) or shall be proportionately decreased (if such options or other rights shall be changed or become exchangeable for an option, warrant or other right to purchase a larger number of shares of Common Stock of the Resulting Entity); provided, however, that the Company shall not affect any Corporate Change unless it first shall have given thirty (30) days notice of any Corporate Change to each holder of issued and outstanding unexpired options or other rights to acquire securities of the Company pursuant to this Plan at such holder’s last known address as reflected on the books and records of the Company.

(f)	Outstanding Options, LSARs, Tandem SARs and Stand-Alone SARs — Other Changes

In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Section 17(c), (d) or (e) hereof, the Committee shall make such adjustments in the number and class of shares subject to Options, LSARs, Tandem SARs or Stand-Alone SARs outstanding on the date on which such change occurs and in the per share exercise price of each such Option, LSAR, Tandem SAR and Stand-Alone SAR to prevent dilution or enlargement of rights.

(g)	No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number of Common Shares subject to an Incentive Award or the exercise price of any Option, LSAR, Tandem SAR or Stand-Alone SAR.

18.	Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any Common Shares covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 17 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

19.	No Special Employment Rights; No Right to Incentive Award

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of Participant’s employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

20.	Securities Matters

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, the grant of an Incentive Award, or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.	Withholding Obligation

The Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Incentive Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Shares from the Common Shares Stock issued or otherwise issuable to the Participant in connection with the Incentive Award; or (iii) by such other method as may be set forth in the applicable Award Agreement.

22.	Amendment of the Plan

The Plan will have no fixed termination date, but may be terminated at any time by the Board. Incentive Awards outstanding as of the date of any such termination will not be affected or impaired by the termination of the Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant without the Participant’s consent, except such an amendment which is necessary to cause any Incentive Award or transaction under the Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3, or (ii) disqualify any Incentive Award or transaction under the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

23.	No Obligation to Exercise

The grant to a Participant of an Option, LSAR, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, LSAR, Tandem SAR or Stand-Alone SAR.

24.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25.	Suspension or Termination of Incentive Award

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee may determine.

26.	Code Section 162(m).

The Committee, in its sole discretion, may require that one or more Incentive Awards contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Incentive Award under the Plan, a Participant’s receipt of the portion of such Incentive Award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant’s remuneration does not exceed the limit set forth in such provision of the Code.

27.	Effective Date of Plan

The Plan was approved by the Committee and the Board on December 4, 2006, and is effective only upon the approval by the Company’s stockholders.

DELTA PETROLEUM CORPORATION
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Roger A. Parker and Aleron H. Larson, Jr., or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of Delta Petroleum Corporation, to be held at its principal executive offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202, on Monday, January 29, 2007, at 10 a.m. (MST), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

(Check One)
	For	Against	Abstain

Proposal: To approve the Company’s 2007 Performance and Equity Incentive Plan:	[ ]	[ ]	[ ]

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. All prior proxies are revoked. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business. Receipt is hereby acknowledged of the Notice of Special Meeting and Proxy Statement.

Signature	Signature (if jointly held)

Print Name	Print Name

Dated	Dated

(Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.